Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269340

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 30, 2023)

110,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 780,208 Shares of Common Stock

Up to 780,208 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 110,000 shares (the “Shares”) of our common stock, par value $0.001 (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 780,208 shares of our Common Stock (and the shares of Common Stock underlying such Pre-Funded Warrants) directly to institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per Share and per Pre-Funded Warrant is $3.37 and $3.369, respectively. The Pre-Funded Warrants will have an exercise price of $0.001 per share and will be exercisable upon issuance until exercised in full.

In a concurrent private placement, we are also issuing to the purchasers of the Shares, warrants to purchase up to 890,208 shares of Common Stock (the “Purchase Warrants”) at an exercise price of $3.25 per share (and the shares of Common Stock issuable upon the exercise of the Purchase Warrants). The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “KA”. On October 3, 2023, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $3.95 per share.

As of October 2, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $37.2 million, based on 10,214,945 shares of outstanding Common Stock, of which approximately 1,920,530 shares were held by affiliates, and a price of $4.49 per share, which was the price at which our Common Stock was last sold on The Nasdaq Capital Market on such date. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement other than (i) 126,503 shares of Common Stock sold under the Open Market Sale AgreementSM dated February 10, 2023 with Jefferies LLC during the six months ended June 30, 2023 for aggregate net proceeds to the Company of approximately $0.8 million and (ii) 1,425,179 shares of Common Stock and pre-funded warrants issued in connection with the Securities Purchase Agreement dated April 20, 2023 with an institutional investor during the six months ended June 30, 2023 for aggregate net proceeds to the Company of approximately $5.5 million. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our Common Stock having an aggregate offering price of up to $6.6 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$3.37	$3.369	$3,000,001
Placement agent fees (1)	$0.2359	$0.2358	$210,000
Proceeds, before expenses, to us	$3.1341	$3.1332	$2,790,001

_____________

(1) We have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” for a description of compensation payable to the placement agent.

Delivery of our shares of Common Stock and Pre-Funded Warrants is expected to be made on or about October 5, 2023, subject to satisfaction of customary closing conditions.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S‑10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 3, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities, including shares of our Common Stock, having an aggregate offering price of up to $200,000,000 under the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We are providing information to you about this offering of shares of our Common Stock and Pre-Funded Warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of shares of our Common Stock and the Pre-Funded Warrants; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date–for example, a document incorporated by reference in this prospectus supplement–the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, the shares of our Common Stock and the Pre-Funded Warrants only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the placement agent that would permit a public offering of the shares of our Common Stock and the Pre-Funded Warrants or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Common Stock and the Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

On December 16, 2022, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Kineta Operating, Inc. (formerly known as Kineta, Inc.) (“Private Kineta”), with Private Kineta surviving as a wholly-owned subsidiary of ours. Private Kineta subsequently merged with and into Kineta Operating, LLC, with Kineta Operating, LLC being the surviving corporation. On December 16, 2022, we changed our name from Yumanity Therapeutics, Inc. to Kineta, Inc. As used in this prospectus supplement, unless the context otherwise requires, (i) references to “Kineta,” the “Company,” “we,” “our,” or “us” refer to (x) prior to the date of the reverse merger, Private Kineta, and its wholly-owned, consolidated subsidiaries, or either or all of them as the context may require, and (y) following the date of the reverse merger, Kineta, Inc. and its wholly-owned, consolidated subsidiaries, or either or all of them as the context may require, and (ii) references to “Common Stock” refer to the common stock, par value $0.001 per share, of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus supplement or the accompanying prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•
the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;
•
our ability to recruit and enroll suitable patients in our clinical trials;
•
the potential attributes and benefits of our product candidates;
•
our ability to develop and advance product candidates into, and successfully complete, clinical studies;
•
the timing, scope or likelihood of regulatory filings and approvals;
•
our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;
•
the implementation of our business model and our strategic plans for our business, product candidates, technology and our discovery engine;
•
our commercialization, marketing and manufacturing capabilities and strategy;
•
the pricing and reimbursement of our product candidates, if approved;
•
the rate and degree of market acceptance of our product candidates, if approved;
•
our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
•
our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;
•
the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;
•
our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•
the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•
the potential for our business development efforts to maximize the potential value of our portfolio;
•
our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;
•
our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
•
our financial performance;
•
our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
•
any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings;
•
our expectations related to the use of our cash reserves;
•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•
our ability to remediate the material weaknesses in our internal control over financial reporting;
•
the impact of laws and regulations, including without limitation recently enacted tax reform legislation;
•
the impact of global economic and political developments on our business, including rising inflation and capital market disruptions, the current conflict in Ukraine, economic sanctions and economic slowdowns or recessions that may result from such developments, which could harm our research and development efforts as well as the value of our Common Stock and our ability to access capital markets;
•
the effect of COVID-19 on the foregoing; and
•
other risks and uncertainties, including those listed under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated herein or therein by reference are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment.

New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated herein or therein by reference speak only as of the date of such statement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our Common Stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-11 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that we file from time to time.

Overview

We are a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. We have leveraged our expertise in innate immunity and are focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy.

We have established our Innate Immunity Development Platform aimed at developing fully human monoclonal antibodies to address the major mechanisms of cancer immune resistance:

•
Immuno-suppression;
•
Exhausted T cells; and
•
Poor tumor immunogenicity.

Utilization of the Innate Immunity Development Platform is designed to result in novel, well-characterized immuno-oncology lead antibody therapeutics that can be efficiently advanced into investigational new drug-enabling preclinical studies and clinical trials.

Our pipeline of assets and research interests includes (i) KVA12123, a monoclonal antibody (“mAb”) immunotherapy targeting VISTA (V-domain Ig suppressor of T cell activation) and (ii) an anti-CD27 agonist mAb immunotherapy. These immunotherapies have the potential to address disease areas with unmet medical needs and significant commercial potential.

We dosed the first patient in a Phase 1/2 clinical trial of KVA12123 in the United States in April 2023. The ongoing Phase 1/2 clinical study is designed to evaluate KVA12123 alone and in combination with the immune checkpoint inhibitor pembrolizumab in patients with advanced solid tumors. KVA12123 is engineered to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope and across neutral and acidic pHs. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung cancer (“NSCLC”), colorectal cancer (“CRC”), ovarian cancer (“OC”), renal cell carcinoma (“RCC”) and head and neck squamous cell carcinoma (“HNSCC”). These indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

We are also conducting preclinical studies on our lead anti-CD27 agonist mAb immunotherapy that was discovered utilizing our Innate Immunity Development Platform. This lead candidate is a fully human mAb that demonstrates low nanomolar (“nM”) binding affinity to CD27 in humans. In preclinical studies, our lead anti-CD27 agonist mAb was observed to induce T cell proliferation and secretion of cytokines involved in T cell priming and recruitment, as well as NK cell activation, suggesting the ability to potentiate new anti-tumor responses. CD27 is a clinically validated target that may be an effective immunotherapy for advanced solid tumors including RCC, CRC and OC. We continue to conduct preclinical studies to optimize our lead anti-CD27 agonist mAb clinical candidate and to evaluate it in combination with other check-point inhibitors.

Corporate Information

We were incorporated in Delaware on December 13, 2006 under the name Proteoguard, Inc. and subsequently changed our name to Proteostasis Therapeutics, Inc. on September 17, 2007. On December 22, 2020, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.) (“Yumanity”) with Yumanity surviving as a wholly-owned subsidiary of ours. On December 22, 2020, we changed our name from Proteostasis Therapeutics, Inc. to Yumanity Therapeutics, Inc. On December 16, 2022, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Kineta with Kineta surviving as a wholly-owned subsidiary of ours. Kineta subsequently merged with and into Kineta Operating, LLC, with Kineta Operating, LLC being the surviving corporation. On December 16, 2022, we changed our name from Yumanity Therapeutics, Inc. to Kineta, Inc. Our principal executive offices are located at 219 Terry Ave. N., Suite 300, Seattle, Washington 98109. Our telephone number is (206) 378-0400. Our website address is https://kinetabio.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement.

Kineta, the Kineta logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus supplement are the property of Kineta. Other trademarks, service marks and trade names used in this prospectus supplement are the property of their respective owners.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act since the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a “smaller reporting company,” we have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus supplement as well as our filings under the Exchange Act, including that we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Recent Developments

Private Placement of Purchase Warrants

In a concurrent private placement, we are also issuing to the purchasers of the Shares and Pre-Funded Warrants, warrants to purchase up to 890,208 shares of Common Stock. The Purchase Warrants have an exercise price of $3.25 per share, are exercisable immediately following issuance and will have a term of five and one-half years from the initial exercise date.

Nasdaq Compliance

As previously disclosed, on June 27, 2023, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(2) because the Company had not maintained a minimum Market Value of Listed Securities of at least $35 million for the last 30 consecutive business days.

On August 15, 2023, we received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that, based on its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the Company has regained compliance with the alternative standard under Nasdaq Listing Rule 5550(b)(1). Nasdaq considers the matter closed.

THE OFFERING

Issuer	Kineta, Inc.
Securities offered by us

110,000 shares of our Common Stock

Pre-Funded Warrants to purchase up to 780,208 shares of Common Stock at an exercise price of $0.001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities That We Are Offering—Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Offering price per Share or Pre-Funded Warrant	$3.37 per Share and $3.369 per Pre-Funded Warrant
Common stock to be outstanding after this offering	10,622,671 shares (1)
Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $2.6 million after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include funding research, clinical development, including for KVA12123, working capital, capital expenditures and other purposes. See “Use of Proceeds.”

Concurrent Private Placement

In a concurrent private placement, we are selling to the investors purchasing the Shares and Pre-Funded Warrants in this offering Purchase Warrants to purchase up to 890,208 shares of Common Stock at an exercise price of $3.25 per share. The Purchase Warrants are exercisable immediately following issuance and will have a term of five and one-half years from the initial exercise date. We will receive gross proceeds from exercise of the Purchase Warrants in such concurrent private placement transaction solely to the extent such Purchase Warrants are exercised for cash. The Purchase Warrants and the shares of Common Stock issuable upon the exercise of the Purchase Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. There is no established public trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Purchase Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. See “Private Placement Transaction.”

Risk factors

You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

Nasdaq Capital Market symbol	“KA”

____________________

(1) Includes the shares underlying the Pre-Funded Warrants but excludes the shares underlying the Purchase Warrants and Placement Agent Warrants (as defined below).

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 9,732,463 shares of Common Stock issued and outstanding as of June 30, 2023 and, unless otherwise indicated, excludes:

•
1,959,262 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $10.10 per share;
•
9,809 shares of Common Stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2023;
•
2,294,982 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted-average exercise price of $4.83 per share;
•
1,047,339 shares of Common Stock reserved for future issuance under the 2022 Equity Incentive Plan as of June 30, 2023;
•
890,208 shares of Common Stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $3.25 per share as described under “Private Placement Transaction”; and
•
44,510 shares of Common Stock issuable upon the exercise of warrants issued to the placement agent as described in “Plan of Distribution” (the “Placement Agent Warrants”).

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before making an investment decision, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus supplement, the accompanying prospectus and any subsequent updates described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

Risks Related to this Offering

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering and could spend those resources for purposes other than those described in the “Use of Proceeds” portion of this prospectus supplement, and in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our product candidates. Pending use in our operations, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

If you purchase shares of our Common Stock and Pre-Funded Warrants sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Based on an aggregate of 110,000 shares of our Common Stock sold at a price of $3.37 per share and Pre-Funded Warrants to purchase 780,208 shares of Common Stock sold at a price of $3.369 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $3.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.82 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

In addition, to raise additional capital in the future, we believe that we may offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering. We also have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience additional dilution.

Further, as we grow our business, we may seek to rely more heavily on capital raising transactions to fund our operations, raise capital to retire any debt we may hereafter incur, for other corporate purposes, or due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

There is no public market for the Pre-Funded Warrants to purchase shares of our Common Stock being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our Common Stock, except as set forth in the Pre-Funded Warrants.

Until you acquire shares of our Common Stock upon exercise of your Pre-Funded Warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth therein. Upon exercise of your Pre-Funded Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

Provisions of the Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants. These and other provisions of the Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to stockholders.

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our Common Stock has varied between a high of $15.05 on December 6, 2022, and a low of $1.84 on August 10, 2023, in the twelve-month period ended October 2, 2023 (in each case, after giving effect to our 1-for-7 reverse stock split effected on December 16, 2022). As a result of fluctuations in the price of our Common Stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our Common Stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus supplement. The market price of our Common Stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our Common Stock could decline.

In addition, the stock markets in general, and the markets for biotechnology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock and, consequently, adversely affect the price at which you could sell the shares of Common Stock that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Future sales of our Common Stock in the public market or other financings could cause our stock price to fall, and a substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market, the perception that these sales might occur, or other financings could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial portion of the outstanding shares of our Common Stock are freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144, promulgated under the Securities Act (“Rule 144”). In addition, shares of Common Stock issuable upon exercise of outstanding warrants and options, as well as shares reserved for future issuance under our incentive stock plan, will be eligible for sale in the public market to the extent permitted by applicable vesting requirements, if any, and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares will be eligible to be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Because we do not currently intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our Common Stock, if any, will provide a return to existing stockholders for the foreseeable future.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

We may issue Common Stock from time to time. This issuance from time to time of these new shares of our Common Stock, or our ability to issue these shares of Common Stock in this offering, could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

The market price of our Common Stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our Common Stock and sales of substantial amounts of our Common Stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. A weak global economy or other circumstances, such as changes in tariffs and trade, could also contribute to extreme volatility of the markets, which may have an effect on the market price of our Common Stock.

Risks Related to Our Existing Private Placement

The second closing of the June 2022 Private Placement may not close as anticipated.

As previously disclosed, on June 5, 2022, we entered into a financing agreement, as amended on October 24, 2022, December 5, 2022, March 29, 2023, May 1, 2023 and July 21, 2023, with certain investors to sell shares of our common stock to such investors in a private placement (the “June 2022 Private Placement”). The first closing of the June 2022 Private Placement occurred on December 16, 2022 and we issued 649,346 shares of our common stock and received net proceeds of $7.4 million. The second closing of the June 2022 Private Placement (the “Second Closing”) for an aggregate purchase price of $22.5 million is scheduled to occur on October 31, 2023. We may further amend the June 2022 Private Placement to close at a later date based on our funding needs. No assurance can be provided that the Second Closing will occur as anticipated or at all. If we do not consummate the Second Closing, it may have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 110,000 shares of Common Stock and the Pre-Funded Warrants to purchase 780,208 shares of Common Stock that we are offering will be approximately $2.6 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in connection with the private placement if the Purchase Warrants are exercised and the holders of such Purchase Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include funding research, clinical development, including for KVA12123, working capital, capital expenditures and other general corporate purposes.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts for KVA12123, the timing and progress of any clinical trial activities, partnering, or future commercialization efforts, technological advances and the competitive environment for KVA12123, among other things. Accordingly, our management will have broad discretion in the timing and application of these proceeds. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

We do not expect that the net proceeds from this offering, together with our existing cash, cash equivalents and investments, will be sufficient to enable us to fund the completion of development of any of our product candidates.

Pending the use of the net proceeds from this offering, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities, or certificates of deposit.

DIVIDEND POLICY

We do not currently intend to pay cash dividends on our Common Stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors deems relevant.

DILUTION

If you invest in our Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value on June 30, 2023 was approximately $3,286,000, or $0.34 per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of our Common Stock outstanding as of June 30, 2023. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the sale of 110,000 shares of our Common Stock in this offering at an offering price of $3.37 per share and the sale of Pre-Funded Warrants to purchase 780,208 shares of Common Stock at an offering price of $3.369 per Pre-Funded Warrant and the issuance of the shares of Common Stock underlying the Pre-Funded Warrants upon the exercise thereof and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $5.9 million, or $0.55 per share. This represents an immediate increase in as adjusted net tangible book value of $0.21 per share to existing stockholders and an immediate dilution of $2.82 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Offering price per share of Common Stock		$3.37
Net tangible book value per share as of June 30, 2023	$0.34
Increase in net tangible book value per share attributable to new investors purchasing our Common Stock in this offering	0.21
As adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering		0.55
Dilution per share to investors purchasing our Common Stock in this offering		$2.82

The table and discussion above are based on 9,732,463 shares of Common Stock issued and outstanding as of June 30, 2023 and excludes as of that date:

•
1,959,262 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $10.10 per share;
•
9,809 shares of Common Stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2023;
•
2,294,982 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted-average exercise price of $4.83 per share;
•
1,047,339 shares of Common Stock reserved for future issuance under the 2022 Equity Incentive Plan as of June 30, 2023;
•
890,208 shares of Common Stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $3.25 per share as described under “Private Placement Transaction”; and
•
44,510 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

To the extent that options or restricted stock units outstanding as of June 30, 2023 have been or may be exercised or settle, as applicable, or other shares are issued, investors purchasing our Common Stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Common Stock

See “Description of Capital Stock—Common Stock” on page 11 of the accompanying prospectus for a description of the material terms of our Common Stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 780,208 shares of our Common Stock at an exercise price of $0.001 per share, commencing immediately on the date of issuance. The Pre-Funded Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in this limitation shall not be effective until 61 days after notice to us.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability. In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the investors the Purchase Warrants to purchase up to an aggregate of 890,208 shares of Common Stock at an exercise price equal to $3.25 per share.

The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, investors may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable immediately following issuance and will have a term of five and one-half (5.5) years from the initial exercise date. The Purchase Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Purchase Warrants, then the Purchase Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Purchase Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Purchase Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Purchase Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Purchase Warrant by paying to the holder an amount equal to the Black

Scholes Value (as defined in each Purchase Warrant) of the remaining unexercised portion of the Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Purchase Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Resale Registration Rights. We have entered into a securities purchase agreement directly with certain institutional investors that have agreed to purchase our securities in this offering. We are required within 45 days of the date of the securities purchase agreement to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Purchase Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 181 days of the closing of the offering and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or shares issuable upon exercise thereof.

You should review a copy of the securities purchase agreement and a copy of the form of the Purchase Warrant to be issued to the investors under the securities purchase agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Purchase Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated September 27, 2023, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our shares of Common Stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about October 5, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$3.37	$3.369	$3,000,001
Placement agent fees (1)	$0.2359	$0.2358	$210,000
Proceeds, before expenses, to us	$3.1341	$3.1332	$2,790,001

_____________

(1) As described in the engagement letter, the placement agent fee may be reduced to 3.5% of the aggregate gross proceeds raised from the sale of securities to certain individuals or entities.

We have also agreed to pay the placement agent up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, up to $35,000 for non-accountable expenses and a $15,950 clearing fee. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $96,000.

In addition, we will issue to the placement agent, or its designees, warrants to purchase up to 44,510 shares of Common Stock. The Placement Agent Warrants will have an exercise price equal to $4.2125 and will be exercisable for five years from the commencement of sales in this offering.

The securities purchase agreement that we entered into with certain investors prohibits us: (i) for sixty (60) days following the closing date from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement (other than pursuant to the securities purchase agreement or on a Form S-8), subject to certain exceptions, and (ii) for six (6) months following the closing date from issuing any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement).

We have granted Wainwright, subject to certain conditions and exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole book-runner, manager, placement agent, or agent on any debt financing or refinancing or public or private offering for any further capital raising transactions undertaken by us or any of our subsidiaries.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the twelve (12) months following the expiration of termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The Transfer Agent and Registrar for our Common Stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

Listing

Our shares of Common Stock trade on The Nasdaq Capital Market under the ticker symbol “KA.” We do not intend to apply for listing of the Pre-Funded Warrants or the Purchase Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts. Ellenoff Grossman & Schole LLP, New York, New York is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Kineta, Inc. as of December 31, 2022 and 2021 and for each of the two years then ended, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in the prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://kinetabio.com/. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus supplement (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023;
•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 11, 2023 and August 11, 2023, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on February 10, 2023, February 24, 2023, March 1, 2023, April 14, 2023, April 21, 2023, May 2, 2023 as amended by Form 8-K/A filed on June 2, 2023, May 30, 2023, June 9, 2023, June 28, 2023, July 3, 2023, July 21, 2023, August 16, 2023 and October 3, 2023, respectively; and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 10, 2016, as updated by the description of our Common Stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 24, 2022 and as supplemented by the description of our Common Stock set forth in our Registration Statement on Form S-4, filed with the SEC on August 29, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement.

Requests for such information should be directed to our Corporate Secretary at the address below:

Kineta, Inc.
219 Terry Ave. N., Suite 300
Seattle, WA 98109
Attention: Secretary
Telephone: (206) 378-0400

Please include your contact information with the request.

PROSPECTUS

KINETA, INC.

649,346 Shares of Common Stock

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate principal amount, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. These securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information contained in this prospectus. This prospectus may also be used to offer and sell these securities for the account of persons other than us (“selling security holders”).

This prospectus also relates to the offer and resale by the selling security holders identified in this prospectus of up to an aggregate of 649,346 shares of common stock issued to the selling security holders in connection with the securities purchase agreement, dated as of June 5, 2022, as amended on October 24, 2022 and as further amended on December 5, 2022, by and among us, Kineta Operating, Inc. (formerly known as Kineta, Inc.) and the selling security holders (such transaction, the “Private Placement”).

We or any selling security holders may offer and sell these securities to or through one or more underwriters or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling security holders use any underwriters or other third parties, we will name them and describe their compensation in a prospectus supplement. The price to the public and the net proceeds we expect to receive from the sale of such securities will be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from the sale of our securities by selling security holders.

Our common stock is listed on the Nasdaq Stock Market, LLC under the symbol “KA”. On January 27, 2023, the closing price of our common stock was $7.00 per share. We will provide information in a prospectus supplement regarding any listing of our securities on any securities exchange, if applicable.

As of January 20, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $42.1 million, based on 8,317,798 shares of outstanding common stock, of which approximately 1,834,600 shares were held by affiliates, and a price of $6.49 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus other than 30,905 shares of common stock sold under the Sales Agreement with Jefferies LLC during the six months ended June 30, 2022 for aggregate net proceeds to the Company of approximately $0.4 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

Investing in these securities involves significant risks and uncertainties. You should review carefully the risks and uncertainties REFERRED TO under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplements, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price up to $200,000,000, subject to the Baby Shelf Limitation. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement or free writing prospectus, you should rely upon the prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

Unless the context otherwise indicates, references in this prospectus to “Kineta,” the “Company,” “we,” “our,” and “us” refer, collectively, to Kineta, Inc. and its consolidated subsidiaries.

Kineta, Inc.

Overview

Kineta is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy.

Kineta has established its innate immunity focused development platform aimed at developing fully human antibodies to address the major mechanisms of cancer immune resistance:

•
Immuno-suppression;
•
Exhausted T cells; and
•
Poor tumor immunogenicity.

Utilization of Kineta’s innate immunity focused platform is designed to result in novel, well-characterized immuno-oncology lead antibody therapeutics that can be efficiently advanced into formal investigational new drug (IND)-enabling and clinical studies.

Kineta’s pipeline of assets includes (i) KVA12123 (formerly referred to as KVA12.1), a monoclonal antibody (“mAb”) immunotherapy targeting VISTA (V-domain Ig suppressor of T cell activation), (ii) an anti-CD27 agonist mAb immunotherapy and (iii) an anti-CD24 antagonist mAb immunotherapy discovery program. These immunotherapies have the potential to address disease areas with unmet medical needs and significant commercial potential.

Kineta initiated a Phase 1 clinical trial of KVA12123 in the United States in the fourth quarter of 2022. KVA12123 is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer, including non-small cell lung cancer (“NSCLC”), colorectal cancer (“CRC”), ovarian cancer (“OC”), renal cell carcinoma (“RCC”) and head and neck squamous cell carcinoma (“HNSCC”). These indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Kineta is also conducting IND-enabling studies on its lead anti-CD27 agonist mAb immunotherapy. This clinical candidate is a fully human mAb that demonstrates low nanomolar (“nM”) binding affinity to CD27 in humans. In preclinical studies, Kineta’s lead anti-CD27 agonist mAb was observed to induce T cell proliferation and secretion of cytokines involved in T cell priming and recruitment, suggesting the ability to potentiate new anti-tumor responses. CD27 is a clinically validated target that may be an effective immunotherapy for advanced solid tumors including RCC, CRC and OC.

Corporate Information

We were incorporated in Delaware on December 13, 2006 under the name Proteoguard, Inc. and subsequently changed our name to Proteostasis Therapeutics, Inc. on September 17, 2007. On December 22, 2020, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.), or Yumanity, with Yumanity surviving as a wholly-owned subsidiary of ours. On December 22, 2020, we changed our name from Proteostasis Therapeutics, Inc. to Yumanity Therapeutics, Inc. On December 16, 2022, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Kineta, Inc., or Kineta, with Kineta surviving as a wholly-owned subsidiary of ours (such transaction, the “Merger”). On December 16, 2022, we changed our name from Yumanity Therapeutics, Inc. to Kineta, Inc. Our principal executive offices are located at 219 Terry Ave. N., Suite 300, Seattle, Washington 98109. Our telephone number is (206) 378-0400. Our website address is https://kinetabio.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Kineta, the Kineta logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Kineta. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act since the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a “smaller reporting company,” we have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act, including that we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

The Securities We May Offer

We may offer common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in one or more offerings and in any combination. These securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information contained in this prospectus.

Use of Proceeds

Unless otherwise set forth in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for clinical trial development of our drug candidates and general corporate purposes.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before making an investment decision, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, any prospectus supplement and any subsequent updates described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

SEC regulations relating to the Baby Shelf Limitation may limit the number of shares we may sell under this prospectus.

Under current U.S. Securities and Exchange Commission regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is subject to the Baby Shelf Limitation. As of January 20, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $42.1 million based on 8,317,798 shares of outstanding common stock, of which approximately 1,834,600 shares were held by affiliates, at a price of $6.49 per share on January 20, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus other than 30,905 shares of common stock sold under the Sales Agreement with Jefferies LLC during the six months ended June 30, 2022 for aggregate net proceeds to the Company of approximately $0.4 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. If our public float decreases, the amount of securities we may sell under this prospectus will also decrease.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•
the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;
•
our ability to recruit and enroll suitable patients in our clinical trials;
•
the potential attributes and benefits of our product candidates;
•
our ability to develop and advance product candidates into, and successfully complete, clinical studies;
•
the timing, scope or likelihood of regulatory filings and approvals;
•
our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;
•
the implementation of our business model and our strategic plans for our business, product candidates, technology and our discovery engine;
•
our commercialization, marketing and manufacturing capabilities and strategy;
•
the pricing and reimbursement of our product candidates, if approved;
•
the rate and degree of market acceptance of our product candidates, if approved;
•
our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
•
our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;
•
the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;
•
our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;
•
our ability to continue as a going concern;
•
the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•
the potential for our business development efforts to maximize the potential value of our portfolio;

•
our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;
•
our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
•
our financial performance;
•
our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
•
any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings;
•
our expectations related to the use of our cash reserves;
•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•
our ability to remediate the material weakness in our internal control over financial reporting;
•
the impact of laws and regulations, including without limitation recently enacted tax reform legislation;
•
the effect of COVID-19 on the foregoing; and
•
other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” on page 3 of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment.

New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

Selected Financial Data OF YUMANITY THERAPEUTICS, INC. REFLECTING REVERSE STOCK SPLIT

On December 16, 2022, in connection with, and prior to the completion of, the Merger, the Company effected a 1-for-7 reverse stock split of its common stock (the “Reverse Stock Split”). No fractional shares have been issued in the Reverse Stock Split and the remaining fractions were paid out in cash.

Please see below selected financial data presenting selected share and per share data reflecting the effect of the Reverse Stock Split on all periods previously reported. We derived the selected financial data from our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 24, 2022 and our consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2022, August 4, 2022 and November 14, 2022, as adjusted to reflect the Reverse Stock Split for all periods presented. Our results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

AS REPORTED

(in thousands, except per share amounts)	Years Ended December 31,
	2021	2020
Net loss applicable to common shareholders	$(39,503)	$(50,790)
Net loss per share, basic and diluted	$(3.84)	$(21.57)
Weighted average common shares outstanding, basic and diluted	10,283,172	2,354,143
Common shares outstanding at period end	10,644,714	10,193,831

	For the Three Months ended March 31,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(13,381)	$(8,682)
Net loss per share, basic and diluted	$(1.24)	$(0.85)
Weighted average common shares outstanding, basic and diluted	10,752,686	10,193,328
Common shares outstanding at period end	10,846,740	10,193,831

	For the Three Months ended June 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(4,845)	$(10,454)
Net loss per share, basic and diluted	$(0.45)	$(1.03)
Weighted average common shares outstanding, basic and diluted	10,847,734	10,195,608
Common shares outstanding at period end	10,842,945	10,282,046

	For the Six Months ended June 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(18,226)	$(19,136)
Net loss per share, basic and diluted	$(1.69)	$(1.88)
Weighted average common shares outstanding, basic and diluted	10,800,473	10,194,474
Common shares outstanding at period end	10,842,945	10,282,046

	For the Three Months ended September 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(3,363)	$(9,956)
Net loss per share, basic and diluted	$(0.31)	$(0.97)
Weighted average common shares outstanding, basic and diluted	10,855,751	10,304,775
Common shares outstanding at period end	10,856,487	10,308,350

	For the Nine Months ended September 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(21,589)	$(29,092)
Net loss per share, basic and diluted	$(2.00)	$(2.84)
Weighted average common shares outstanding, basic and diluted	10,817,830	10,239,502
Common shares outstanding at period end	10,856,487	10,308,350

AS ADJUSTED FOR ONE-FOR-SEVEN REVERSE STOCK SPLIT

(in thousands, except per share amounts)	Years Ended December 31,
	2021	2020
	(unaudited)
Net loss applicable to common shareholders	$(39,503)	$(50,790)
Net loss per share, basic and diluted	$(26.89)	$(151.02)
Weighted average common shares outstanding, basic and diluted	1,469,025	336,306
Common shares outstanding at period end	1,520,673	1,456,262

	For the Three Months ended March 31,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(13,381)	$(8,682)
Net loss per share, basic and diluted	$(8.71)	$(5.96)
Weighted average common shares outstanding, basic and diluted	1,536,098	1,456,190
Common shares outstanding at period end	1,549,534	1,456,262

	For the Three Months ended June 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(4,845)	$(10,454)
Net loss per share, basic and diluted	$(3.13)	$(7.18)
Weighted average common shares outstanding, basic and diluted	1,549,676	1,456,515
Common shares outstanding at period end	1,548,992	1,468,864

	For the Six Months ended June 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(18,226)	$(19,136)
Net loss per share, basic and diluted	$(11.81)	$(13.14)
Weighted average common shares outstanding, basic and diluted	1,542,925	1,456,353
Common shares outstanding at period end	1,548,992	1,468,864

	For the Three Months ended September 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(3,363)	$(9,956)
Net loss per share, basic and diluted	$(2.17)	$(6.76)
Weighted average common shares outstanding, basic and diluted	1,550,822	1,472,111
Common shares outstanding at period end	1,550,927	1,472,621

	For the Nine Months ended September 30,
	2022	2021
	(unaudited)
Net loss applicable to common shareholders	$(21,589)	$(29,092)
Net loss per share, basic and diluted	$(13.97)	$(19.89)
Weighted average common shares outstanding, basic and diluted	1,545,404	1,462,786
Common shares outstanding at period end	1,550,927	1,472,621

USE OF PROCEEDS

Unless otherwise set forth in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for clinical trial development and general corporate purposes. General corporate purposes may include, but are not limited to, stock repurchases, repayment or refinancing of indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries, and acquisitions of complementary businesses, technologies, or other assets.

Pending other uses, we may invest the proceeds to us in investment-grade, interest-bearing securities, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return.

Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered by this prospectus, and from the exercise price from the exercise of any convertible securities, if any, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

PLAN OF DISTRIBUTION

We or the selling security holders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•
to or through underwriters;
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•
in the over-the-counter market;
•
in transactions other than on these exchanges or systems or in the over-the-counter market;
•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
an accelerated securities repurchase program;
•
a combination of any of these methods of sale; and
•
any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference. For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of the offered securities and the net proceeds to Kineta from the sale;
•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchanges on which offered securities may be listed.

Other than our common stock, which is listed on the Nasdaq Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom Kineta sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent, broker or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 125,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. In connection with the Merger, and immediately prior to the effective time of the Merger, the Company effected the Reverse Stock Split. On January 13, 2023, we had 8,317,798 shares of common stock outstanding and approximately 683 stockholders of record.

The following summary of certain provisions of our capital stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

Common Stock

We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding.

Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under “Anti-takeover Provisions of our Certificate of Incorporation and Bylaws and Delaware Law” below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “KA.”

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our company, which might harm the market price of our common stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of the Delaware General Corporation Law (the “DGCL”), and of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•
before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•
at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

In accordance with our amended and restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders

Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders

Our amended and restated bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our amended and restated bylaws.

Amendment to certificate of incorporation and bylaws

As required by the DGCL, any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our amended and restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our amended and restated bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the amended and restated bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of forum

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action or proceeding asserting a claim of breach of a fiduciary duty; any action or proceeding asserting a claim arising pursuant to the DGCL, our certificate of incorporation or our bylaws (including the interpretation, application, validity or enforceability thereof); any action or proceeding as to which the

DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and any action or proceeding governed by the internal affairs doctrine; provided, however, that the this provision does not apply to any causes of action arising under the Securities Act or Exchange Act. In addition, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these forum provisions. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the federal forum provision for Securities Act claims will be enforced, which may impose additional costs on us and our stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our officers and directors to the fullest extent permitted by the DGCL and provide that we will indemnify them to the fullest extent permitted by such law.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•
the depositary has redeemed all related outstanding depositary shares, or
•
we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•
do not limit the amount of debt securities that we may issue;
•
allow us to issue debt securities in one or more series;
•
do not require us to issue all of the debt securities of a series at the same time; and
•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•
the title of the debt securities and whether they are senior or subordinated;
•
any limit upon the aggregate principal amount of the debt securities of that series;
•
the date or dates on which the principal of the debt securities of the series is payable;
•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
•
the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•
the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
•
the right, if any, to extend the interest payment periods and the duration of such extension;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•
our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•
the form of the debt securities of the series including the form of the certificate of authentication for such series;
•
if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•
whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
•
whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
•
any additional or alternative events of default to those set forth in the indenture;
•
any additional or alternative covenants to those set forth in the indenture;
•
the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
•
if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•
the applicability of any guarantees;
•
any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•
default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•
default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•
any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•
we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•
is in conflict with any law or the applicable indenture;
•
may involve the trustee in personal liability; or
•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•
to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the securities of any series;
•
to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets;”
•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add events of default for the benefit of the holders of all or any series of debt securities;
•
to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;
•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
•
to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
•
to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;
•
to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
•
to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
•
we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•
the offering price and aggregate number of warrants offered;
•
the currency for which the warrants may be purchased;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•
the terms of any rights to redeem or call the warrants;
•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the periods during which, and places at which, the warrants are exercisable;
•
the manner of exercise;
•
the dates on which the right to exercise the warrants will commence and expire;
•
the manner in which the warrant agreement and warrants may be modified;
•
federal income tax consequences of holding or exercising the warrants;
•
the terms of the securities issuable upon exercise of the warrants; and
•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF OUR PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•
currencies; or
•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF OUR RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series (the “Rights”). Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future Rights we may offer pursuant to this prospectus, we will describe the particular terms of any Rights that we may offer in more detail in the applicable prospectus supplements. The terms of any Rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any Rights that we offer will include specific terms of any offering of Rights for which this prospectus is being delivered, including the following, to the extent applicable:

•
the date for determining the persons entitled to participate in the Rights distribution;
•
the price, if any, per Right;
•
the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the Rights;
•
the number of Rights issued or to be issued to each holder;
•
the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;
•
the extent to which the Rights are transferable;
•
any other terms of the Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Rights;
•
the respective dates on which the holder’s ability to exercise the Rights will commence and will expire;
•
the number of Rights outstanding, if any;
•
a discussion of any material U.S. federal income tax considerations applicable to the rights;
•
the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed securities; and
•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights.

The description in the applicable prospectus supplements of any Rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable Rights agreement and/or Rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any provisions of the governing unit agreement;
•
the price or prices at which such units will be issued;
•
the applicable United States federal income tax considerations relating to the units;
•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•
any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•
to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•
to correct or supplement any defective or inconsistent provision; or
•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORM OF SECURITIES

Each share of preferred stock, depositary share, debt security, warrant, purchase contract, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the preferred stock, depositary share, debt securities, warrants, purchase contracts, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable certificate of designation, indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable certificate of designation, indenture, warrant agreement, purchase contract agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable certificate of designation, indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to preferred stock, depositary shares, warrants, purchase contracts, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Kineta, any trustee, any warrant agent, unit agent, transfer agent or any other agent of Kineta or such trustee, warrant agent, unit agent, transfer agent or other agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITY HOLDERS

We are registering the 649,346 shares of common stock held by the selling security holders in order to permit the selling security holders to offer the shares for resale from time to time. The shares held by the selling security holders are those previously issued to the selling security holders in the Private Placement and reflect the Reverse Stock Split. Except for the sale and issuance of the shares of common stock, the selling security holders have not had any material relationship with us within the past three years, other than Shawn Iadonato, Ph.D., Chief Executive Officer of the Company and a member of the board of directors of the Company; Whetstone Ventures LLC (affiliated with Craig W. Philips, M.B.A., President of the Company); and RLB Holdings Connecticut LLC (affiliated with Raymond Bartoszek, M.B.A., a member of the board of directors of the Company). Each of the selling security holders represented to us that it is an accredited investor within the meaning of Rule 501 of Regulation D and was acquiring the securities for its own account for investment and not with a view towards distribution.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by each selling security holder, based on its ownership of the shares of common stock as of January 13, 2023.

The third column lists the shares of common stock being offered by this prospectus by the selling security holders.

In accordance with the terms of a registration rights agreement with the selling security holders, this prospectus generally covers the resale of the number of shares of common stock issued to the selling security holders in the Private Placement. For purposes of this table, we have assumed the sale of all of the shares offered by the selling security holders pursuant to this prospectus. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Shawn Iadonato	630,154	8,658	638,812	7.68%
RLB Holdings Connecticut LLC(1)	347,118	375,757	722,875	8.69%
CBI USA, Inc.(2)	531,634	86,580	618,214	7.43%
Whetstone Ventures LLC(3)	24,614	8,658	33,272	*
Marion R. Foote	112,160	21,645	133,805	1.61%
Lammot Copeland Jr., Trustee under Agreement 1/24/1989(4)	124,211	14,285	138,496	1.67%
Daehan Green Power Corporation(5)	—	86,580	86,580	*
Brett Zalkan	7,065	17,316	24,381	*
Dragonfli Group LLC(6)	15,772	2,597	18,369	*
Richard A. Collins	13,117	2,164	15,281	*
Thomas F. Wiese	4,758	8,658	13,416	*
Christopher Jones	5,819	2,164	7,983	*
Sanford D. White Living Trust dated August 20, 2014(7)	5,018	3,030	8,048	*
David R. Willis	5,384	2,164	7,548	*
Cynthia Holbrook	691	4,329	5,020	*
David and Karen Zulinke	414	2,597	3,011	*
Kim R. Denkewalter Trust dated 01/03/1992(8)	345	2,164	2,509	*

* Represents beneficial ownership of less than 1%.

(1)
Raymond Bartoszek, as Managing Member of RLB Holdings Connecticut LLC, may be deemed to have voting and investment power with respect to the common stock owned by RLB Holdings Connecticut LLC. Mr. Bartoszek is a member of Kineta’s board of directors.
(2)
Kyungwon Oh is the Chief Executive Officer and a member of the board of directors of CBI USA, Inc. and shares voting and dispositive power over the shares held by CBI USA, Inc. As such, Mr. Kyungwon Oh may be deemed to beneficially own such shares held by CBI USA, Inc.
(3)
Craig Philips, as Managing Member of Whetstone Ventures LLC, may be deemed to have voting and investment power with respect to the common stock owned by Whetstone Ventures LLC. Mr. Philips is the President of Kineta.
(4)
Lammot Copeland, as Trustee of Lammot Copeland Jr., Trustee under Agreement 1/24/1989, may be deemed to have voting and investment power with respect to the common stock owned by Lammot Copeland Jr., Trustee under Agreement 1/24/1989.
(5)
Kyungwon Oh, as Chief Executive Officer of Daehan Green Power Corporation, may be deemed to have voting and investment power with respect to the common stock owned by Daehan Green Power Corporation.
(6)
Christopher Peck, as Managing Member of Dragonfli Group LLC, may be deemed to have voting and investment power with respect to the common stock owned by Dragonfli Group LLC.

(7)
Sanford White, as Trustee of Sanford D. White Living Trust dated August 20, 2014, may be deemed to have voting and investment power with respect to the common stock owned by Sanford D. White Living Trust dated August 20, 2014.
(8)
Kim R. Denkewalter, as Trustee of Kim R. Denkewalter Trust dated 01/03/1992, may be deemed to have voting and investment power with respect to the common stock owned by Kim Denkewalter Trust dated 01/03/1992.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, matters relating to the validity of the securities offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Boston, MA.

EXPERTS

The financial statements of Yumanity Therapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Yumanity Therapeutics, Inc. for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Yumanity Therapeutics, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Kineta, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, incorporated in this prospectus by reference to the Form 8-K filed with the SEC on December 22, 2022 have been so incorporated in reliance upon the report (which contains an explanatory paragraph relating to Kineta, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://kinetabio.com/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 24, 2022;
•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 12, 2022, August 4, 2022 and November 14, 2022, respectively;
•
Our Current Reports on Form 8-K filed on January 19, 2022, February 17, 2022, February 25, 2022, March 4, 2022, April 8, 2022, May 18, 2022, June 6, 2022, June 9, 2022, October 24, 2022, December 5, 2022, December 13, 2022, December 15, 2022, December 16, 2022, December 22, 2022 and December 30, 2022; and
•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 10, 2016, as updated by the description of our common stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 24, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

Requests for such information should be directed to our Corporate Secretary at the address below:

Kineta, Inc.

219 Terry Ave. N., Suite 300

Seattle, WA 98109

Attention: Secretary

Telephone: (206) 378-0400

Please include your contact information with the request.

110,000 shares of Common Stock

Pre-Funded Warrants to Purchase up to 780,208 shares of Common Stock

Up to 780,208 shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

October 3, 2023